As filed with the Securities and Exchange Commission on February 21, 2003
                                                         Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                _________________

                                EQUITY ONE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Maryland                                  52-1794271
----------------------------------------       --------------------------------
     (State or other jurisdiction of                     (IRS Employer
     incorporation or organization)                 Identification Number)

                          1696 N.E. Miami Gardens Drive
                        North Miami Beach, Florida 33179
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                   IRT Property Company 1989 Stock Option Plan
               IRT Property Company 1998 Long-Term Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the Plans)
                                _________________

                                  Chaim Katzman
                      Chairman and Chief Executive Officer
                                Equity One, Inc.
                          1696 N.E. Miami Gardens Drive
                        North Miami Beach, Florida 33179
                  --------------------------------------------
                     (Name and address of agent for service)

                                 (305) 947-1664
           Telephone number, including area code, of agent for service
                                    Copy to:
                               Ira N. Rosner, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0500
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

=================================== ======================== ===================== ===================== ======================
                                      Proposed number of        Proposed maximum         Proposed
           Title of securities           shares to be            offering price     maximum aggregate          Amount of
            to be registered             registered(1)             per share          offering price       registration fee
----------------------------------- ------------------------ --------------------- --------------------- ----------------------
Common Stock, $0.01 par value......        330,376(2)              $13.59(3)            $4,489,810               $414
----------------------------------- ------------------------ --------------------- --------------------- ----------------------
Common Stock, $0.01 par value......         597,822(4)             $10.87(5)            $6,498,325               $598
----------------------------------- ------------------------ --------------------- --------------------- ----------------------
Common Stock, $0.01 par value......         229,635(6)             $11.95(7)            $2,744,139               $253
----------------------------------- ------------------------ --------------------- --------------------- ----------------------
              Total................        1,157,833                                   $13,732,274             $1,265
----------------------------------- ------------------------ --------------------- --------------------- ----------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's common stock which become issuable under the IRT Property Company 1989 Stock Option Plan (the "1989 Plan") or the IRT Property Company 1998 Long-Term Incentive Plan (the "1998 Plan") or by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2) Represents shares of common stock reserved for issuance pursuant to awards which may be granted under the 1998 Plan. The 1989 Plan has terminated in accordance with its terms; therefore, no remaining shares are available for grant.

(3) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices of the Registrant's stock as reported on the New York Stock Exchange on February 13, 2003.

(4) Includes 597,822 shares of common stock reserved for issuance upon the exercise of stock options previously granted under the 1998 Plan.

(5) Estimated solely for the purposes of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act, on the basis of the weighted average exercise price of options to purchase shares of common stock previously granted under the 1998 Plan.

(6) Includes 229,635 shares of common stock reserved for issuance upon the exercise of stock options previously granted under the 1989 Plan.

(7) Estimated solely for the purposes of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act, on the basis of the weighted average exercise price of options to purchase shares of common stock previously granted under the 1989 Plan.

                                EXPLANATORY NOTE

     This Registration Statement covers the maximum number of shares of common stock of Equity One, Inc. (the "Registrant") that could be issued upon exercise of all outstanding options under the 1989 Stock Option Plan (the "!989 Plan") and the 1998 Long-Term Incentive Plan (the "1998 Plan") of IRT Property Company ("IRT") plus the remaining shares that are reserved for issuance in connection with future awards granted under the 1998 Plan (the 1989 Plan having terminated in accordance with its terms). The Registrant assumed these stock plans and the obligations of IRT under such plans upon the consummation on February 12, 2003 of the merger of IRT with and into the Registrant pursuant to the terms of an Agreement and Plan of Merger, dated as of October 28, 2002, as amended, between the Registrant and IRT.


          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to
Part I of Form S-8.

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                                                   9
           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "SEC"), are hereby incorporated by reference into this registration statement:

     (a) Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2001, filed with the SEC on March 12, 2002 and amended on March 18, 2002;

     (b) Quarterly Reports on Form 10-Q of the Registrant for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

     (c) Current Reports of the Registrant on Form 8-K filed on March 27, 2002, October 30, 2002, December 4, 2002, December 11, 2002, December 23, 2002, January 15, 2003, January 23, 2003, January 30, 2003, February 12, 2003 and February 20, 2003;

     (d) The description of common stock of the Registrant contained in its registration statement on Form 8-A, dated October 15, 1997 pursuant to
          Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description;

     (e)  Registration  Statement on Form S-4 of the  Registrant  filed with the
          SEC  on  December  11,  2002  and  amended  by  Amendment   No.  1  to
          Registration Statement filed with the SEC on December 24, 2002;

     (f) Annual Report on Form 10-K of IRT Property Company for the fiscal year ended December 31, 2001, filed with the SEC on March 25, 2002 and amended on April 9, 2002;

     (g) Quarterly Report on Form 10-Q of IRT Property Company for the fiscal quarter ended September 30, 2002;

     (h) Current Report on Form 8-K of IRT Property Company dated November 19, 2002 and filed on December 9, 2002;

     (i)  Pages F-25 to F-45 of the  Registrant's  definitive proxy statement on
          Schedule 14A filed with the SEC on July 31, 2001, containing the consolidated financial statements of United Investors Realty Trust as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, together with the Report by Independent Auditors and accompanying notes thereto; and

     (j)  Pages F-46 to F-56 of the  Registrant's  definitive proxy statement on
          Schedule 14A filed with the SEC on July 31, 2001, containing the consolidated financial statements of United Investors Realty Trust as of, and for the three months ended, March 31, 2001, together with the accompanying notes thereto.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law. This provision does not limit the Registrant's ability, or its stockholders ability, to obtain other relief, such as an injunction or rescission.

     The Registrant's charter and bylaws authorize and obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity or any individual who, while serving as a director on the Registrant's board, and at the Registrant's request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor to the Registrant in any of the capacities described above and to any of the Registrant's employees or agents, or employees or agents of a predecessor.

     Maryland law requires a corporation, unless its charter provides otherwise, which the Registrant's charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law also permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, the director or officer actually received an improper personal benefit in money, property or services or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon our receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     The Registrant has entered into indemnification agreements with each member of its board of directors. The indemnification agreements require, among other things, that the Registrant indemnify to the fullest extent permitted by law and advance to each indemnified director all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the indemnification agreements, the Registrant must also indemnify and advance all expenses incurred by an indemnified director seeking to enforce his or her rights under the indemnification agreements and may cover executive officers and directors under the Registrant's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides.

     It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits

     See "Exhibit Index" on page II-1 below.

Item 9. Undertakings

     (a)......The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent o more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)......The   undersigned  registrant  hereby  undertakes  that,  for
purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)......Insofar  as indemnification for liabilities arising under the
Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Miami Beach, State of Florida on this 21st day of February, 2003.

                                             EQUITY ONE, INC.


                                             By: /s/ Chaim Katzman
                                                 ---------------------
                                                 Chaim Katzman
                                                 Chief Executive Officer

     Each person whose signature appears below hereby appoints each of Chaim Katzman and Howard M. Sipzner his true and lawful attorney-in-fact with each of Messrs. Katzman and Sipzner having the authority, acting singly, to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                                        Title                                Date
    ---------                                        -----                                ----

/s/ Chaim Katzman                          Chairman of the Board and                February 21, 2003
-----------------
Chaim Katzman                               Chief Executive Officer
                                         (Principal Executive Officer)
/s/ Doron Valero                President, Chief Operating Officer and Director     February 21, 2003
-----------------
Doron Valero

/s/ Howard M. Sipzner                       Chief Financial Officer                 February 21, 2003
---------------------
Howard M. Sipzner                       (Principal Accounting Officer)

/s/ Robert Cooney                                  Director                         February 21, 2003
-----------------
Robert Cooney

/s/ Nathan Hetz                                    Director                         February 21, 2003
----------------
Nathan Hetz

/s/ Noam Ben Ozer                                  Director                         February 21, 2003
-----------------
Noam Ben Ozer

/s/ Shaiy Pilpel                                   Director                         February 21, 2003
----------------
Shaiy Pilpel

/s/ Dori Segal                                     Director                         February 21, 2003
--------------
Dori Segal

/s/ Patrick L. Flinn                               Director                         February 21, 2003
--------------------
Patrick L. Flinn

                                       7


                                                   Director                         February 21, 2003
-----------------
Peter Linneman


                                  EXHIBIT INDEX

Exhibit
Number                          Description
------                          -----------

4.1 Registrant's Composite Articles of Amendment and Restatement previously filed as exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 and incorporated herein by reference
4.2       Registrant's  Amended and Restated Bylaws  previously filed as exhibit
          3.2 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-3397) and incorporated herein by reference

4.3 IRT Property Company 1989 Stock Plan previously filed as an exhibit to the Form 8-K of IRT Property Company dated March 22, 1989 and incorporated herein by reference

4.4 Amendment No. 1 to the IRT Property Company 1989 Stock Option Plan previously filed as an exhibit to the Annual Report on Form 10-K of IRT Property Company for the year ended December 31, 1993 and incorporated herein by reference

4.5 IRT Property Company 1998 Long-Term Incentive Plan previously filed as Appendix A to the Definitive Proxy Statement on Schedule 14A of IRT Property Company dated May 19, 1998 and incorporated herein by reference

5.1       Opinion of Greenberg Traurig, P.A.*

23.1      Consent of Deloitte & Touche LLP*

23.2      Consent of Deloitte & Touche LLP*

23.3      Consent of Ernst & Young LLP*

23.4 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

24.1      Power  of  Attorney   (contained  on  the  signature   pages  of  this
          Registration Statement)
________

*Filed herewith.